EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Capitol Bancorp Limited
Lansing, Michigan

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of Capitol Bancorp Limited’s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Registration Statement .

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
September 3 , 2008